UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ashworth, Inc. (the "Company") announced today that, effective as of April 16, 2007, the Board of Directors of the Company (the "Board") appointed Mr. Eric S. Salus to serve as the new mutually agreed upon third director (the "Third Director") as contemplated by the Settlement Agreement dated as of May 5, 2006 (the "Settlement Agreement") by and among the Company and the Knightspoint Group, as defined in the Settlement Agreement. In accordance with the Company's Bylaws, Mr. Salus will stand for election at the Company’s 2007 Annual Meeting of Stockholders.

To accommodate the appointment of Mr. Salus, the Board also adopted a resolution to increase the authorized number of directors on the Board to nine directors. Section 1 of Article III of the Bylaws of the Company provides that the authorized number of directors of the Company shall be within a range of three to 15 directors, subject to determination by resolution of the Board or by the stockholders of the Company at an annual meeting. The exact number of directors of the Company was increased from eight to nine effective as of April 16, 2007.

There are no current arrangements or understandings pursuant to which Mr. Salus was appointed as a director of the Company. Mr. Salus currently does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K. The Company and Mr. Salus may, in the future, enter into an arrangement whereby Mr. Salus provides the Company with additional services for compensation, but the terms of any such future arrangement have not been approved or finalized at this time.

Mr. Salus has not yet been appointed to serve on any Board committees.

In addition, the Settlement Agreement provides that, upon appointment of the Third Director, the Board shall take all appropriate action, to the extent within the power of the Board and permitted by applicable state law, to reclassify Mr. Weil, who currently serves as a Class II director, as a Class I director. Effective April 16, 2007, Mr. Weil will serve as a Class I director. In accordance with the Company's Bylaws, Mr. Weil will stand for election as a Class I director to the Board at the Company's 2007 Annual Meeting of Stockholders.

The press release announcing the appointment of Mr. Eric S. Salus to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Ex. 99.1 Press release issued by the Company on April 19, 2007 announcing the appointment of Eric S. Salus as director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

April 19, 2007	By:	Peter M. Weil

Name: Peter M. Weil
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on April 19, 2007 announcing the appointment of Eric S. Salus as director.